CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Equity Trust


We consent to the use of our report, dated May 1, 1998, for Evergreen American Retirement Fund, a portfolio of Evergreen Equity Trust, incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                                       /s/ KPMG LLP

                                                       KPMG LLP
Boston, Massachusetts
May 18, 1999